EXHIBIT 4.3


                              US AIRWAYS, INC.

          7.96% Pass Through Certificates, Series 1999-1, Class C

                             AMENDMENT NO. 1 TO
                           REGISTRATION AGREEMENT


                                                 Dated as of December, 2000



AIRBUS INDUSTRIE FINANCIAL SERVICES
2nd Floor
George's Dock House
International Financial Center
Dublin 1, Ireland

Dear Sirs:

               Reference is made to the Registration Agreement dated as of August 31, 1999 (the "Registration Agreement"), by and between US Airways, Inc., a Delaware corporation ("US Airways" or the "Issuer") and Airbus Industrie Financial Services, a corporation organized under the laws of Ireland (the "Purchaser"), and agreed to by State Street Bank and Trust Company of Connecticut, National Association, solely in its capacity as trustee (the "Trustee") of the US Airways Pass Through Trust 1999-1C (the "Class C Trust"). Capitalized terms used but not specifically defined herein are defined in the Registration Agreement and, if not defined therein, in the Purchase Agreement dated as of August 31, 1999 by and between US Airways and the Purchaser pursuant to which US Airways issued and sold its 7.96% Class C Pass Through Certificates, Series 1999-1 to the Purchaser. The parties to the Registration Agreement hereby agree as follows:

               1. The second sentence of Paragraph 1 of Section 1 of the Registration Agreement shall be amended and restated as follows:

               "The Purchaser may exercise the Demand Right on two occasions, one exercise of the Demand Right to be prior to December 31, 1999 and one exercise of the Demand Right to be after January 1, 2000 and prior to August 31, 2001."

               2. Upon the effectiveness of this amendment, all references in the Registration Agreement and all other agreements, documents, certificates, exhibits and instruments executed pursuant thereto, to the Registration Agreement including, without limitation, references to "this Agreement," "hereunder," "hereof," "herein" and words of like import contained in the Registration Agreement shall, except where the context otherwise requires, mean and be a reference to the Registration Agreement as amended hereby.

               3. Except as expressly amended hereby, all of the provisions of the Registration Agreement shall remain unaltered and in full force and effect and, as amended hereby, the Registration Agreement is in all respects agreed to, ratified and confirmed by the parties hereto.

               4. This amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               5. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

               6. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


               Please confirm that the foregoing correctly sets forth the agreement between US Airways and you.


                                       Very truly yours,

                                       US AIRWAYS, INC.


                                       By: /s/ Jeffery A. McDougle
                                          ------------------------------
                                          Name:  Jeffery A. McDougle
                                          Title: Vice President and Treasurer


CONFIRMED AND ACCEPTED
as of the date first above written:


AIRBUS INDUSTRIE FINANCIAL SERVICES


By: /s/ Catherine Ennis
   ---------------------------------
    Name: Catherine Ennis
    Title: Director



 (counterpart signature page for Amendment No. 1 to Registration Agreement)


CONFIRMED AND ACCEPTED
as of the date first above written:


STATE STREET BANK AND TRUST
  COMPANY OF CONNECTICUT
  NATIONAL ASSOCIATION, as Trustee


By: /s/ John G. Correia
   -----------------------------
    Name:  John G. Correia
    Title: Assistant Vice President